Section 1350 Certifications

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

  I, Leftheris Georgakopoulos, President and I, Ron Lizee, Chief Financial Officer of Acrongenomics Inc., certify that the Quarterly Report on Form 10-QSB (the "Report") for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on the date hereof:

(i)

fully complies with the requirements of Section 13(a) or 15(d) of the Securities

            Exchange Act of 1934, as amended, and

(i)

the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of Acrongenomics Inc.

By:	/s/ Leftheris Georgakopoulous President

By:	/s/ Ron Lizee Chief Financial Officer (who also performs the function of principal chief executive officer and principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to Acrongenomics Inc., and will be retained by Acrongenomics Inc., and furnished to the Securities and Exchange Commission or its staff upon request.